Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Fourth Quarter And Full Year 2023 Results
Total annual revenue growth for the first time in the Company's history, with year-over-year growth in both Software and Wireless revenue
2023 Software operations bookings, up 22% from the prior year
Company provides earnings guidance for 2024

Alexandria, Va. (February 21, 2024) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the fourth quarter and full year ended December 31, 2023. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on March 29, 2024, to stockholders of record on March 15, 2024.
Recent Highlights:
•Generated net income of $3.4 million, or $0.17 per diluted share, in the fourth quarter, compared to net income of $24.2 million, or $1.21 per diluted share, in the prior year, or $2.3 million and $0.12 per diluted share, when excluding the $21.9 million non-cash tax benefit related to the release of the previously established valuation allowance
•Generated $6.5 million of adjusted EBITDA in the fourth quarter, compared to $5.6 million in the fourth quarter of 2022
•Software operations bookings totaled $4.1 million in the fourth quarter
•2023 Software operations bookings are up more than 22% from 2022
•Fourth quarter 2023 Software operations bookings included 14 six-figure customer contracts
•Fourth quarter 2023 Software revenue totaled $14.9 million, up 4% from the prior year period
•Fourth quarter 2023 Wireless average revenue per unit (ARPU) was $7.84, up on a year-over-year basis, with units in service down 2.5% from the prior quarter and 6.4% on a trailing-twelve-month basis
•Fourth quarter 2023 Wireless revenue of $19.1 million, compared to revenue of $19.0 million in the same period in 2022

Spok.com

Exhibit 99.1
NEWS RELEASE
•Capital returned to stockholders in 2023 totaled $25.6 million in the form of the Company’s regular quarterly dividend
•Cash and cash equivalents balance of $32.0 million on December 31, 2023, and no debt

"I am so proud of the very strong performance our team was able to deliver in 2023, and their continued dedication to Spok's mission to grow revenue, generate cash flow and return capital to stockholders,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Last year we achieved numerous operational and financial milestones as a 3.3% year-over-year increase in total revenue, the first in the Company's history, was coupled with a more than 12% decline in operating expenses. In addition, we strengthened our sales team and made tremendous progress in executing our product roadmap and building a robust product pipeline, both in terms of size and quality. We exited last year with record Software backlog levels, which were up nearly 28% from 2022. Software operations bookings for the year totaled $30.1 million and were up 22% from an already strong level of bookings in 2022. Included in this performance were 67 six-figure customer contracts, which exceeded prior year levels. Software operations bookings included the largest customer contract ever signed in the Company's history and we saw a doubling of our average new contract size. Most importantly, last year's performance included 30 multi-year engagements, up approximately 60% from the level generated in 2022. Lastly, we were able to generate this growth, while increasing customer satisfaction scores and retention.

"In short, I believe Spok has done an excellent job of balancing the necessary investments we needed to make in our products and infrastructure in order to fuel future growth, while continuing to create stockholder value and return capital to our stockholders," continued Kelly. "In 2023, we generated nearly $16 million of net income and more than $30 million of adjusted EBITDA, which more than covered the $25.6 million we returned to our stockholders. However, at the same time, we invested more than $10.5 million in our products and services. We remain committed to this approach and believe our extensive experience operating our established and well-regarded communication solutions will create significant value going forward.

"Based on our performance in 2023, and the numerous financial and operational milestones we achieved during the year, we are providing guidance estimates for revenue and adjusted EBITDA generation for this year. This guidance reflects the team's confidence in being able to outpace our 2023 performance. At the midpoint of the guidance range, we believe we are on track to again grow consolidated revenue in 2024, on a year-over-year basis, with slight declines in wireless revenue being more than offset by continued growth in software revenue. We also anticipate that the midpoint of our adjusted EBITDA guidance will be consistent with last year, with additional growth potential at the high-end of the guidance range. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands)	2023	2022	Change (%)	2023	2022	Change (%)
Revenue
Wireless revenue
Paging revenue	$18,220	$18,450	(1.2)%	$73,135	$73,323	(0.3)%
Product and other revenue	871	571	52.5%	2,833	2,299	23.2%
Total wireless revenue	$19,091	$19,021	0.4%	$75,968	$75,622	0.5%

Software revenue
License	$998	$1,269	(21.4)%	$8,721	$7,202	21.1%
Professional services	3,785	3,063	23.6%	14,694	12,565	16.9%
Hardware	587	585	0.3%	2,675	2,211	21.0%
Maintenance	9,492	9,317	1.9%	36,967	36,934	0.1%
Total software revenue	14,862	14,234	4.4%	63,057	58,912	7.0%
Total revenue	$33,953	$33,255	2.1%	$139,025	$134,534	3.3%

		For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands)		2023	2022	Change (%)	2023	2022	Change (%)
GAAP
Operating expenses		$29,871	$30,300	(1.4)%	$117,797	$134,296	(12.3)%
Net income	(1)	$3,365	$24,226	(86.1)%	$15,666	$21,856	(28.3)%
Cash, cash equivalents, and short-term investments (as of period end)		$31,989	$35,754	(10.5)%	$31,989	$35,754	(10.5)%
Capital returned to stockholders		$6,238	$6,162	1.2%	$25,642	$25,011	2.5%

Non-GAAP
Adjusted operating expenses		$28,765	$28,481	1.0%	$112,728	$123,396	(8.6)%
Adjusted EBITDA		$6,509	$5,647	15.3%	$30,342	$14,965	102.8%
(1) For the three months and year ended December 31, 2022 Net income includes a non-cash benefit of $21.9 million related to the release of a previously established valuation allowance in alignment with our projections of future taxable income.

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended December 31,			For the twelve months ended December 31,
(Dollars in thousands, excluding units and service and ARPU)	2023	2022	Change (%)	2023	2022	Change (%)
Key Statistics
Wireless units in service	765	817	(6.4)%	765	817	(6.4)%
Wireless average revenue per unit (ARPU)	$7.84	$7.50	4.5%	$7.71	$7.34	5.0%
Software operations bookings(1)	$4,112	$5,863	(29.9)%	$30,113	$24,692	22.0%
Software backlog (as of period end)	$56,231	$43,966	27.9%	$56,231	$43,966	27.9%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
Financial Outlook:
Regarding financial guidance, the Company expects the following for the full year 2024:

(Unaudited and in millions)	Current Guidance Full Year 2024
	From	To
Revenue
Wireless	$72.0	$75.0
Software	$64.0	$69.0
Total Revenue	$136.0	$144.0

Adjusted EBITDA	$27.5	$32.5
2023 Fourth Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, February 21, 2024, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, February 21, 2024, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q42023_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation, amortization and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit / expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and /or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends,

Spok.com

Exhibit 99.1
NEWS RELEASE
and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects,

Spok.com

Exhibit 99.1
NEWS RELEASE
bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyber-attacks and other security issues and disruptions; our reliance on data centers and other systems and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches or other compromises to our or our critical third parties' systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

		For the three months ended		For the year ended
		12/31/2023	12/31/2022	12/31/2023	12/31/2022
Revenue:
Wireless		$19,091	$19,021	$75,968	$75,622
Software		14,862	14,234	63,057	58,912
Total revenue		33,953	33,255	139,025	134,534
Operating expenses:
Cost of revenue (exclusive of items shown separately below)		6,933	6,859	26,818	28,267
Research and development		2,642	2,281	10,549	13,625
Technology operations		6,399	6,800	25,843	27,412
Selling and marketing		4,028	3,667	16,350	16,296
General and administrative		8,763	8,874	33,168	37,796
Depreciation and accretion		728	938	4,496	3,571
Severance and restructuring		378	881	573	7,329
Total operating expenses		29,871	30,300	117,797	134,296
% of total revenue		88.0%	91.1%	84.7%	99.8%
Operating income		4,082	2,955	21,228	238
% of total revenue		12.0%	8.9%	15.3%	0.2%
Interest income		233	226	1,099	592
Other income (expense)		43	57	(2)	167
Income before income taxes		4,358	3,238	22,325	997
(Provision for) benefit from income taxes		(993)	20,988	(6,659)	20,859
Net income	(1)	$3,365	$24,226	$15,666	$21,856
Basic net income per common share	(1)	$0.17	$1.23	$0.79	$1.11
Diluted net income per common share	(1)	$0.17	$1.21	$0.77	$1.09
Basic weighted average common shares outstanding		19,987,640	19,703,802	19,953,747	19,672,423
Diluted weighted average common shares outstanding		20,367,248	20,009,234	20,343,912	19,991,202
Cash dividends declared per common share		0.3125	0.3125	1.2500	1.2500

(1) For the three months and year ended December 31, 2022 Net income, basic net income per common share, and diluted net income per common share includes a non-cash benefit of $21.9 million related to the release of a previously established valuation allowance in alignment with our projections of future taxable income.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	12/31/2023	12/31/2022

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$31,989	$35,754
Accounts receivable, net	23,314	26,861
Prepaid expenses	7,885	6,849
Other current assets	704	587
Total current assets	63,892	70,051
Non-current assets:
Property and equipment, net	7,321	8,223
Operating lease right-of-use assets	10,526	13,876
Goodwill	99,175	99,175
Deferred income tax assets, net	46,260	52,398
Other non-current assets	510	754
Total non-current assets	163,792	174,426
Total assets	$227,684	$244,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,969	$5,880
Accrued compensation and benefits	7,284	11,628
Deferred revenue	26,298	27,255
Operating lease liabilities	4,184	5,096
Other current liabilities	4,273	4,573
Total current liabilities	48,008	54,432
Non-current liabilities:
Asset retirement obligations	7,191	7,237
Operating lease liabilities	6,902	10,604
Other non-current liabilities	1,812	1,107
Total non-current liabilities	15,905	18,948
Total liabilities	63,913	73,380
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	102,936	99,908
Accumulated other comprehensive loss	(1,764)	(1,909)
Retained earnings	62,597	73,096
Total stockholders' equity	163,771	171,097
Total liabilities and stockholders' equity	$227,684	$244,477

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the year ended
	12/31/2023	12/31/2022
Operating activities:
Net income	$15,666	$21,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	4,496	3,571
Valuation allowance	—	(21,850)
Deferred income tax expense	6,378	903
Stock-based compensation	4,063	3,827
Provisions for credit losses, service credits and other	950	1,777
Changes in assets and liabilities:
Accounts receivable	2,580	(1,757)
Prepaid expenses and other assets	(909)	(88)
Net operating lease liabilities	(1,264)	357
Accounts payable, accrued liabilities and other	(5,217)	(2,258)
Deferred revenue	(559)	118
Net cash provided by operating activities	26,184	6,456
Investing activities:
Purchases of property and equipment	(3,417)	(3,776)
Purchase of short-term investments	—	(14,967)
Maturity of short-term investments	—	30,000
Net cash (used in) provided by investing activities	(3,417)	11,257
Financing activities:
Cash distributions to stockholders	(25,642)	(25,011)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	210	—
Purchase of common stock for tax withholding on vested equity awards	(1,245)	(1,210)
Net cash used in financing activities	(26,677)	(26,221)
Effect of exchange rate on cash and cash equivalents	145	(321)
Net decrease in cash and cash equivalents	(3,765)	(8,829)
Cash and cash equivalents, beginning of period	35,754	44,583
Cash and cash equivalents, end of period	$31,989	$35,754
Supplemental disclosure:
Income taxes paid	$179	$223

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Account size ending units in service (000's)
1 to 100 units	44	46	48	48	50	51	53	54
101 to 1,000 units	142	143	144	149	147	147	149	150
>1,000 units	579	596	614	614	620	626	633	634
Total	765	785	806	811	817	824	835	838

Market segment as a percent of total ending units in service
Healthcare	85.9%	86.0%	86.1%	85.7%	85.4%	85.0%	85.0%	84.7%
Government	4.2%	4.2%	4.2%	4.3%	4.4%	4.1%	4.2%	4.7%
Large enterprise	4.1%	4.1%	4.0%	4.1%	4.0%	3.9%	4.0%	3.9%
Other(1)	5.8%	5.7%	5.7%	5.9%	6.2%	7.0%	6.8%	6.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.57	$12.02	$11.91	$12.03	$11.95	$11.80	$11.41	$11.52
101 to 1,000 units	9.16	8.75	8.56	8.75	8.66	8.44	8.27	8.24
>1,000 units	7.15	6.97	6.94	6.95	6.86	6.69	6.63	6.64
Total	$7.84	$7.59	$7.53	$7.59	$7.50	$7.40	$7.23	$7.24

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Operating expenses	$29,871	$30,300	$117,797	$134,296
Add back:
Depreciation, amortization and accretion	(728)	(938)	(4,496)	(3,571)
Severance and restructuring	(378)	(881)	(573)	(7,329)
Adjusted operating expenses	$28,765	$28,481	$112,728	$123,396

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

		For the three months ended		For the year ended
		12/31/2023	12/31/2022	12/31/2023	12/31/2022
Net income	(1)	$3,365	$24,226	$15,666	$21,856
Add back:
Provision for (benefit from) income taxes		993	(20,988)	6,659	(20,859)
(Other income) expense		(43)	(57)	2	(167)
Interest income		(233)	(226)	(1,099)	(592)
Depreciation and accretion		728	938	4,496	3,571
EBITDA		$4,810	$3,893	$25,724	$3,809
Adjustments:
Stock-based compensation		1,321	873	4,045	3,827
Severance and restructuring		378	881	573	7,329
Adjusted EBITDA		$6,509	$5,647	$30,342	$14,965

(1) For the three months and year ended December 31, 2022 Net income includes a non-cash benefit of $21.9 million related to the release of a previously established valuation allowance in alignment with our projections of future taxable income.